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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 11, 1997

                            P. H. GLATFELTER COMPANY
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             (Exact name of registrant as specified in its charter)

  Pennsylvania                     1-3560                       23-0628360
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(State or other                 (Commission                  (I.R.S. Employer
jurisdiction of                 File Number)                Identification No.)
 incorporation)

            Spring Grove, Pennsylvania                      17362
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     (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: (717) 225-4711

                                 Not Applicable
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         (Former name or former address, if changed since last report)
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                                    ITEM 5


                  The Registrant and six other companies which operate or formerly operated facilities on the lower Fox River in Wisconsin continue to negotiate with the State of Wisconsin, the United States Departments of the Interior and Justice and the United States Fish & Wildlife Service regarding claims for natural resources restoration and damages under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and other laws associated with the alleged discharge of polychlorinated biphenyls ("PCBs") into the lower Fox River on which the Registrant's Neenah mill is located. As reported previously, the Registrant and the six other companies entered into an agreement with the United States which provided that, between March 1 and May 29, 1997, all limitations periods were tolled and the parties would forbear from litigation; effective May 29, 1997, the parties entered into an agreement to extend the time of the tolling and forbearance agreement to July 28, 1997.

                  On June 17, 1997, the United States Environmental Protection Agency ("EPA"), Region 5, announced its intention to begin the process to list the lower Fox River on the National Priorities List ("NPL") maintained by EPA under CERCLA. Further, by letter dated July 3, 1997, EPA provided "special notice" under CERCLA and invited the Registrant and the six other companies to begin discussions concerning terms under which the companies would agree to perform a remedial investigation and feasibility study ("RI/FS") for the site and to further extend the tolling and forbearance agreement. In the event the companies and EPA are unable to reach agreement on terms under which the companies would perform the RI/FS, EPA has stated it may conduct an RI/FS and seek to recover the costs incurred from the companies.

                  On July 11, 1997, the Wisconsin Department of Natural Resources, the United States Department of the Interior, the Menominee Indian Tribe of Wisconsin, the Oneida Tribe of Indians of Wisconsin, the National Oceanic and Atmospheric Administration and EPA entered into a Memorandum of Agreement (the "MOA") which provides for coordination and cooperation among those parties in addressing the release or threat of release of hazardous substances into the lower Fox River, Green Bay and Lake Michigan environment. The MOA sets forth a mutual goal of remediating and/or responding to hazardous substance releases and threats of releases, and restoring injured and potentially injured natural resources. The MOA further states that, based on current information, removal of the PCB contaminated sediments in the lower Fox River is expected to be the principal, but not exclusive, action undertaken to achieve restoration and rehabilitation of injured natural resources. The MOA anticipates






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funding from the Registrant and the six other companies, all of which are identified as potentially responsible parties.

                  The Registrant, with advice from its environmental consultants, continues to believe that an aggressive effort to remove PCB contaminated sediments, many of which are buried under cleaner material or are otherwise unlikely to move, would be environmentally detrimental and therefore inappropriate. The Registrant believes it will be able to persuade the parties to the MOA or a court to that effect. There can be no assurance, however, that the Registrant will be successful in arguing that removal of PCB contaminated sediments is inappropriate, or that the Registrant's share of the cost of any such removal would not have a material adverse effect on the Registrant's financial condition, liquidity and results of operations.

                  Nevertheless, the Registrant's current assessment, after consultation with legal counsel, is that future expenditures for these matters are not likely to have a material adverse effect on the Registrant's financial condition or liquidity, but could have a material adverse effect on the Registrant's results of operations in a given year; however, there can be no assurance that the Registrant's reserves will be adequate or that a material adverse effect on the Registrant's financial condition or liquidity will not occur at some future time.

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                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                P.H. GLATFELTER COMPANY
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                                                (Registrant)

                                                By: /s/ Robert S. Wood
                                                    -------------------------
                                                    Robert S. Wood
                                                    Secretary and Treasurer

Date: July 14, 1997

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